Blend Announces Preliminary Fourth Quarter and Full Year 2025 Financial Results

March 10, 2026

SAN FRANCISCO -- Blend Labs, Inc. (NYSE: BLND), a leading origination platform for digital banking solutions, today announced its preliminary fourth quarter and full year 2025 financial results. Blend also announced that its Board of Directors authorized a share repurchase program providing for the repurchase of up to $50 million of its Class A common stock.

"I am pleased to report that Blend finished fiscal year 2025 with a strong fourth quarter, coming in near the high end of our revenue guidance and beating the high end of our non-GAAP operating income guidance," said Nima Ghamsari, Co-founder and Head of Blend. "What excites me most going into 2026 is not just our growing roster of customers — it's what we're now able to offer them. Blend Autopilot, our new AI agent, is already live with large customers and is attacking the $11,000 cost-to-originate head-on. We have built a profitable, scalable platform, and now we have the tools to fundamentally rewire how our customers operate."
Fourth Quarter Highlights
•Results Ahead of Guidance: Total revenue near the high end of guidance and non-GAAP operating income above the high end of guidance.
•Growing Customer Base: Added or expanded 10 customer relationships in the fourth quarter — with pipeline up approximately 40% year-over-year.
•Returning Capital to Shareholders: Repurchased 5.1 million shares in the fourth quarter for more than $15 million, bringing the year-to-date total to $25 million.
Fourth Quarter 2025
Fourth quarter revenue was $32.4 million, an increase of 7% compared to the fourth quarter of 2024. Software platform revenue was $30.3 million, up 10% year-over-year, and Professional services revenue was $2.1 million compared to $2.5 million in the fourth quarter of 2024. Total GAAP gross profit margin was 76%, up from 74% in the fourth quarter of 2024, and non-GAAP gross profit margin was 80%, up from 75% in the same period last year. GAAP operating loss was $3.6 million, compared to a loss of $3.3 million in the fourth quarter of 2024. Non-GAAP operating income was $5.4 million, up from $3.7 million in the same period last year.

GAAP diluted net loss from continuing operations attributable to common stockholders per share was $0.03 compared to a loss of $0.03 in the fourth quarter of 2024. Non-GAAP diluted net income from continuing operations attributable to common stockholders per share was break-even ($0.00) in both the fourth quarter of 2025 and the same period last year.
Full Year 2025
Full year revenue was $123.5 million, an increase of 7% compared to 2024. Software platform revenue was $114.4 million, up 7% year-over-year and Professional services revenue was $9.1 million compared to $8.8 million in 2024. Total GAAP gross profit margin was 74%, up from 72% in 2024, and non-GAAP gross profit margin was 77%, up from 73% in 2024. GAAP operating loss was $21.8 million, an improvement from a loss of $48.8 million in 2024. Non-GAAP operating income was $15.1 million, up from a loss of $12.8 million in 2024.

GAAP diluted net loss from continuing operations attributable to common stockholders per share was $0.07 compared to a loss of $0.21 in 2024. Non-GAAP diluted net income from continuing operations attributable to common stockholders per share was $0.01 in 2025 compared to a loss of $0.10 in 2024.

The financial information in this press release reflects preliminary estimates and remains subject to completion of the company’s financial closing procedures and review by the company’s independent registered public accounting firm. Financial results will not be final until Blend files its Annual Report on Form 10-K for the period.
First Quarter Outlook
Blend is providing guidance for the first quarter of 2026 as follows:

$ in millions
Q1 2026 Guidance
Total Revenue	$28.5M - $30.0M

Non-GAAP Operating Income	$2.0M - $3.0M

Blend's first quarter 2026 guidance reflects certain assumptions and expectations related to U.S. aggregate industry mortgage originations. We view the mortgage market size based on the Home Mortgage Disclosure Act (“HMDA”). Our first quarter 2026 market size expectation is 1.10 million to 1.20 million units. For the second quarter of 2026 we expect a sequential volume increase, in line with normal seasonal patterns. Our current expectation for the second quarter of 2026 is 1.50 to 1.60 million units.

We have not provided the forward-looking GAAP equivalent to our non-GAAP Operating Income outlook, or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, stock-based compensation, which is affected by our hiring and retention needs and future prices of our stock, and non-recurring, infrequent or unusual items.

Webcast Information
On Thursday, March 10 at 4:30 pm ET, Blend will host a live discussion of its fourth quarter and full year 2025 financial results. A link to the live discussion will be made available on the Company’s investor relations website at https://investor.blend.com. A replay will also be made available following the discussion at the same website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management; the “First Quarter Outlook” section above; Blend’s expectations regarding its financial condition and operating performance, including growth opportunities, investments and plans for future operations and competitive position; Blend’s partnerships and expectations related to such partnerships on Blend’s products and business; Blend’s products, pipeline, and technologies; Blend’s customers and customer relationships, including the businesses of such customers and their positions in the market; Blend’s ability to achieve or maintain profitability in the future; projections for mortgage loan origination volumes, including projections provided by third parties; and other macroeconomic and industry conditions. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the risks that: ongoing uncertainty or deterioration in economic conditions, such as increased mortgage interest rates, credit availability, real estate prices, tariffs and regulatory changes, inflation or consumer confidence, adversely affect our industry, markets and business; we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry and evolving markets; our restructuring actions do not result in the desired outcomes or adversely affect our business, impairment charges on certain assets have an adverse effect on our financial condition and results of operations; changes to our expectations regarding our share repurchase program; our strategic initiatives, including our decision to exit our Title business, could adversely affect our financial condition; or we are unable to generate sufficient cash flows or otherwise maintain sufficient liquidity to fund our operations and satisfy our liabilities. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and will be set forth in our Annual Report on Form 10-K for the year ended December 31, 2025. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Performance Metrics
In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit and non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss) from continuing operations, and non-GAAP diluted net income (loss) per share from continuing operations attributable to common stockholders. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.

We adjust the following items from our non-GAAP financial measures as detailed in the reconciliations below:

Stock-based compensation. We exclude stock-based compensation, which is a non-cash expense, from our non-GAAP financial measures because we believe that excluding this cost provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Workforce reduction costs. We exclude restructuring costs related to workforce reductions as these costs primarily include employee severance and other costs directly associated with resource realignments incurred in connection with changing strategies or business conditions. These costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Abandoned and terminated facilities costs. In the third quarter of 2024, we abandoned our headquarters in San Francisco, California and early terminated our office lease in Omaha. We exclude costs related to abandoned and terminated leases as these costs related to a one-time strategic business decision, are non-recurring or short-term in nature and are not reflective of our ongoing operations. Thus we believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Compensation realignment costs. We exclude the compensation realignment costs incurred in connection with the change in our compensation strategy from our non-GAAP financial measures. These costs relate to amortization of one-time two-installment cash bonus payment made to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program. We believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Litigation contingencies and related professional services costs. We exclude costs related to litigation contingencies, which represent reserves for legal settlements, as well as the related professional service fees incurred related to these matters. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Transaction-related costs. We exclude costs related to strategic transactions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of our business or relevant to assessing the long-term performance of the impact of such transactions. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance. These non-recurring costs include financial advisory, legal, and other transactional costs incurred in connection with investing or divesting activities.

Impairment of capitalized internal-use software. We exclude the impairment of capitalized internal-use software because we do not believe this non-cash expense has a direct correlation to the operation of our business and is non-recurring in nature.

Amortization of capitalized internal-use software. We exclude the amortization of capitalized internal-use software because we do not believe this non-cash expense has a direct correlation to the operation of our business.

Executive transition costs. We exclude costs associated with transitions of executive officers as these costs relate to an infrequent strategic business decisions, are short-term in nature and are not reflective of our ongoing operations. Thus we believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Gain on sale of insurance business. We exclude the gain on sale of our insurance business to a third party, which is comprised of the excess consideration received for the net assets transferred as part of the sale agreement. This gain is non-recurring in nature and we do not believe it has a direct correlation to the operation of our business.

Loss on transfer of subsidiary. We exclude loss on transfer of our subsidiary in India to a third party, which is primarily comprised of impairment charges related to certain assets transferred as part of the agreement, costs incurred to settle certain liabilities arising from the agreement, and one-time legal costs incurred to facilitate the transaction. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Gain on investment in equity securities. We exclude gains related to the carrying value adjustments of non-marketable equity securities because we do not believe these non-cash gains have a direct correlation to the operation of our business.

Loss on extinguishment of debt. We exclude the write offs of unamortized debt issuance costs and debt discounts related to the extinguishment of our term loan and termination of the credit agreement from our non-GAAP financial measures. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Foreign currency gains and losses. We exclude unrealized gains and losses resulting from remeasurement of assets and liabilities from foreign currency into the functional currency as we do not believe these gains and losses to be indicative of our business performance and excluding these gains and losses provides information consistent with how we evaluate our operating results.

Changes in non-GAAP EPS metric. We have historically reported non-GAAP basic (consolidated) net loss per share as our earnings per share metric, as we believed the metric was most appropriate in light of our ongoing net losses. As our business has evolved and we’ve been able to achieve non-GAAP net income in recent periods, we no longer view non-GAAP basic (consolidated) net loss per share as useful or appropriate to understanding our earnings per share metric. Therefore, we no longer use, and we will not disclose, basic (consolidated) net loss per share. Instead, we will disclose non-GAAP diluted net income (loss) per share attributable to common stockholders. The historical periods presented herein have been recast to the updated metric for purposes of comparability.

Economic Value per Funded Loan. In our Mortgage Suite, Economic Value per Funded Loan represents the contractual rates for mortgage and mortgage-related products multiplied by the number of loans funded or transactions completed, as applicable, by a customer in the specified period (economic value), divided by the total number of loans funded by all Mortgage Suite customers in that same period. Economic value per funded loan is segregated into three categories: 1) core software, 2) add-on products and 3) partnerships. Core software consists of economic value generated through Mortgage and Blend Close. Add-on products transitioning to partnership models consists of economic value generated through Blend Income Verification and Blend Insurance Agency, prior to their transition to partnership models. Partnerships consists of economic value generated from partners through our integrated marketplace. The value derived from products associated with the mortgage application stage is aligned with the timing of funding the related loan (typically a 1-3 month delay from the time of application). Additionally, the value that is associated with fixed platform fees is recognized as revenue ratably over the contractual period, which naturally creates peaks and troughs that align with quarters of low and high mortgage loans funded. We use Economic Value per Funded Loan to measure our success at broadening the client relationships from the underlying mortgage transactions and selling additional products through our software platform.

Our non-GAAP financial measures also include non-GAAP operating margin, which is defined as non-GAAP income (loss) from operations divided by total revenue. We believe that the presentation of non-GAAP operating margin provides useful information to investors as it is one of the metrics we use to assess our operating and financial performance, and also may be a useful metric for investors to compare our operating and financial results with other companies in our industry.

In addition, our non-GAAP financial measures include the following measures related to our liquidity: free cash flow, unlevered free cash flow and free cash flow margin. Free cash flow is defined as net cash flow from operating activities less cash spent on additions to property, equipment, internal-use software and intangible assets. Unlevered free cash flow is defined as free cash flow before cash paid for interest on our outstanding debt. Free cash flow margin is defined as free cash flow divided by total revenue. We believe information regarding free cash flow and free cash flow margin provides useful information to investors as a basis for comparing our performance with other companies in our industry and as a measurement of the cash generation that is available to invest in our business and meet our financing needs. We present unlevered free cash flow primarily for historical comparisons. In April 2024, we repaid in full all amounts outstanding and payable under our debt obligations and therefore eliminated any debt service obligations.

We have not separately adjusted for certain tax-related impacts of our non-GAAP financial measures, as they are not material to our overall non-GAAP results for the periods presented.

It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

About Blend
Blend Labs, Inc., (NYSE: BLND) is a leading origination platform for digital banking solutions. Financial providers— from large banks, fintechs, and credit unions to community and independent mortgage banks—use Blend’s platform to transform banking experiences for their customers. Better banking starts on Blend. To learn more, visit blend.com.

Blend Labs, Inc.
Consolidated Balance Sheets
(In thousands, except per share amounts)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$43,578	$38,011
Marketable securities and other investments	24,739	56,233
Trade and other receivables, net of allowance for credit losses of $112 and $50, respectively	8,786	14,656
Prepaid expenses and other current assets	15,121	16,725
Current assets held for sale from discontinued operations	5,640	9,618
Total current assets	97,864	135,243
Property and equipment, net	22,997	11,672
Operating lease right-of-use assets	1,394	339
Deferred contract costs	3,425	2,868
Other non-current assets	41,425	21,906
Non-current assets held for sale from discontinued operations	2,940	6,057
Total assets	$170,045	$178,085
Liabilities, redeemable equity and stockholders’ equity
Current liabilities:
Accounts payable	$1,826	$1,620
Deferred revenue	19,464	19,240
Accrued compensation	4,555	3,315
Other current liabilities	8,872	9,740
Current liabilities held for sale from discontinued operations	4,816	5,107
Total current liabilities	39,533	39,022
Other non-current liabilities	1,415	278
Non-current liabilities held for sale from discontinued operations	154	1,103
Total liabilities	41,102	40,403
Commitments and contingencies
Redeemable noncontrolling interest - held for sale from discontinued operations	—	52,375
Series A redeemable convertible preferred stock, par value $0.00001 per share: 200,000 shares authorized as of December 31, 2025 and December 31, 2024, 150 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	159,495	141,663
Stockholders’ equity:
Class A, Class B and Class C Common Stock, par value $0.00001 per share: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized as of December 31, 2025 and December 31, 2024; 256,043 (Class A 252,787, Class B 3,256, Class C 0) and 258,173 (Class A 254,426, Class B 3,747, Class C 0) shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	1,360,704	1,328,015
Accumulated other comprehensive income	597	602
Accumulated deficit	(1,391,855)	(1,384,975)
Total stockholders’ equity	(30,552)	(56,356)
Total liabilities, redeemable equity and stockholders’ equity	$170,045	$178,085

Blend Labs, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue
Software platform	$30,269	$27,637	$114,367	$106,914
Professional services	2,099	2,485	9,139	8,848
Total revenue	32,368	30,122	123,506	115,762
Cost of revenue
Software platform	6,218	5,964	25,312	23,107
Professional services	1,666	1,820	7,106	9,434
Total cost of revenue	7,884	7,784	32,418	32,541
Gross profit	24,484	22,338	91,088	83,221
Operating expenses:
Research and development	8,809	8,861	32,843	46,087
Sales and marketing	7,063	6,178	29,073	34,410
General and administrative	12,211	10,476	50,115	45,687
Restructuring	31	95	871	5,882
Total operating expenses	28,114	25,610	112,902	132,066
Loss from operations	(3,630)	(3,272)	(21,814)	(48,845)
Interest expense	—	—	—	(6,747)
Other income (expense), net	1,377	1,067	20,857	12,941
Loss before income taxes	(2,253)	(2,205)	(957)	(42,651)
Income tax expense	(151)	(16)	(249)	(109)
Loss from continuing operations	(2,404)	(2,221)	(1,206)	(42,760)
Net (loss) income from discontinued operations	(177)	1,513	(5,856)	(659)
Net loss	(2,581)	(708)	(7,062)	(43,419)
Less: Net (loss) income attributable to noncontrolling interest included in discontinued operations	—	(117)	182	74
Net loss attributable to Blend Labs, Inc.	(2,581)	(825)	(6,880)	(43,345)
Less: Accretion of redeemable noncontrolling interest to redemption value from discontinued operations	—	(1,511)	(1,254)	(6,259)
Less: Accretion of Series A redeemable convertible preferred stock to redemption value	(4,696)	(4,170)	(17,832)	(10,879)
Net loss attributable to Blend Labs, Inc. common stockholders	$(7,277)	$(6,506)	$(25,966)	$(60,483)

Net loss per share attributable to Blend Labs, Inc. common stockholders - basic and diluted:
Continuing operations	$(0.03)	$(0.03)	$(0.07)	$(0.21)
Discontinued operations	$0.00	$0.00	$(0.03)	$(0.03)
Net loss per share attributable to Blend Labs, Inc. common stockholders	$(0.03)	$(0.03)	$(0.10)	$(0.24)
Weighted average shares used in calculating net loss per share:
Basic and diluted	258,121	256,735	258,949	253,921
Comprehensive loss:
Net loss	$(2,581)	$(708)	$(7,062)	$(43,419)
Unrealized (loss) gain on marketable securities	—	(215)	(100)	87
Foreign currency translation gain	42	52	95	74
Comprehensive loss	(2,539)	(871)	(7,067)	(43,258)
Less: Comprehensive (loss) income attributable to noncontrolling interest	—	(117)	182	74
Comprehensive loss attributable to Blend Labs, Inc.	$(2,539)	$(988)	$(6,885)	$(43,184)

Blend Labs, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Operating activities
Net loss	$(2,581)	$(708)	$(7,062)	$(43,419)
Less: Net (loss) income from discontinued operations	(177)	1,513	(5,856)	(659)
Net loss from continuing operations	(2,404)	(2,221)	(1,206)	(42,760)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	7,478	6,050	28,955	27,941
Depreciation and amortization	1,200	273	3,288	1,339
Amortization of deferred contract costs	451	289	1,626	1,068
Amortization of debt discount and issuance costs	—	—	—	690
Amortization of operating lease right-of-use assets	181	87	531	2,062
Accelerated amortization of right-of-use asset in connection with lease abandonment	—	—	—	2,992
Gain on conversion of note receivable to investment in equity securities	825	—	825	—
Gain on investment in equity securities	—	—	(16,580)	(4,417)
Loss on extinguishment of debt	—	—	—	5,476
Gain on sale of insurance business	—	—	—	(9,213)
Other	43	(325)	(312)	(1,927)
Changes in operating assets and liabilities:
Trade and other receivables	3,535	(136)	5,760	4,765
Prepaid expenses and other assets, current and non-current	(2,789)	(723)	(7,080)	(432)
Deferred contract costs, non-current	(289)	(805)	(557)	(415)
Accounts payable	1,054	392	206	(291)
Deferred revenue	(5,773)	(617)	(548)	10,256
Accrued compensation	(159)	(1,800)	807	(2,109)
Operating lease liabilities	(136)	(1,246)	(2,769)	(2,922)
Other liabilities, current and non-current	(321)	(2,395)	1,452	(303)
Net cash provided by (used in) operating activities - continuing operations	2,896	(3,177)	14,398	(8,200)
Net cash used in operating activities - discontinued operations	(1,358)	(1,409)	(2,886)	(4,844)
Net cash provided by (used in) operating activities	1,538	(4,586)	11,512	(13,044)
Investing activities
Purchases of marketable securities	(4,995)	(5,609)	(35,485)	(102,030)
Sale of available-for-sale securities	—	—	20,827	100,327
Maturities of marketable securities	2,500	11,300	46,727	53,150
Additions to property, equipment and internal-use software development costs	(1,559)	(2,497)	(11,593)	(9,741)
Proceeds from sale of insurance business	—	—	—	9,075
Cash received in connection with conversion of note receivable to investment in equity securities	2,255	—	2,255	—
Investment in non-marketable equity securities	—	—	(4,000)	—
Investment in note receivable	—	(5,000)	—	(5,000)
Other	—	—	—	(283)
Net cash (used in) provided by investing activities - continuing operations	(1,799)	(1,806)	18,731	45,498
Net cash used in investing activities - discontinued operations	(13)	(83)	(195)	(103)
Net cash (used in) provided by investing activities	(1,812)	(1,889)	18,536	45,395

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Financing activities
Proceeds from exercises of stock options, including early exercises, net of repurchases	147	789	1,652	1,658
Taxes paid related to net share settlement of equity awards	(1,981)	(7,112)	(9,369)	(18,115)
Share repurchases	(15,727)	—	(24,870)	—
Repayment of long-term debt	—	—	—	(144,500)
Net proceeds from the issuance of the Series A redeemable convertible preferred stock and the Haveli Warrant	—	—	—	149,375
Payment for issuance costs related to the Series A redeemable convertible preferred stock and the Haveli Warrant	—	—	—	(9,480)
Net cash used in financing activities - continuing operations	(17,561)	(6,323)	(32,587)	(21,062)
Effect of exchange rates on cash, cash equivalents, and restricted cash	—	—	—	(5)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(17,835)	(12,798)	(2,539)	11,284
Cash, cash equivalents, and restricted cash at beginning of period	64,833	62,335	49,537	38,253
Cash, cash equivalents, and restricted cash at end of period	$46,998	$49,537	$46,998	$49,537
Less: Cash, cash equivalents and restricted cash included in current assets held for sale from discontinued operations	3,420	6,503	3,420	6,503
Cash, cash equivalents and restricted cash, end of period, excluding current assets held for sale from discontinued operations	$43,578	$43,034	$43,578	$43,034
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$43,578	$38,011	$43,578	$38,011
Restricted cash	—	5,023	—	5,023
Total cash, cash equivalents, and restricted cash	$43,578	$43,034	$43,578	$43,034

Supplemental disclosure of cash flow information:
Cash paid for income taxes
State and Local
Texas	$—	$—	$64	$52
Foreign
India	$72	$—	$325	$24
Total income taxes paid, net	$72	$—	$389	$76
Cash paid for interest	$—	$—	$—	$6,150
Supplemental disclosure of non-cash investing and financing activities:
Reclassification of redeemable noncontrolling interest related to discontinued operations to equity	$—	$—	$52,675	$—
Vesting of early exercised stock options	$—	$—	$—	$363
Operating lease liabilities arising from obtaining new or modified right-of-use assets	$(19)	$(53)	$1,565	$1,098
Stock-based compensation included in capitalized internal-use software development costs	$225	$509	$3,162	$2,450
Accretion of redeemable noncontrolling interest related to discontinued operations to redemption value	$—	$1,511	$1,254	$6,259
Accretion of Series A redeemable convertible preferred stock to redemption value	$4,696	$4,170	$17,832	$10,879
Covered Warrant received in connection with strategic partnership and sale of insurance business	$—	$—	$—	$222
Capitalized internal-use software development costs included in accrued compensation	$129	$155	$129	$155

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)

	Three Months Ended December 31,
	2025		2024
					YoY change
Mortgage Suite	$18,797	58%	$18,179	60%	3%
Consumer Banking Suite	11,472	36%	9,458	32%	21%
Total software platform	30,269	94%	27,637	92%	10%
Professional services	2,099	6%	2,485	8%	(16)%
Total revenue	$32,368	100%	$30,122	100%	7%

	Twelve Months Ended December 31,
	2025		2024
					YoY change
Mortgage Suite	$69,131	56%	$73,257	64%	(6)%
Consumer Banking Suite	45,236	37%	33,657	28%	34%
Total software platform	114,367	93%	106,914	92%	7%
Professional services	9,139	7%	8,848	8%	3%
Total revenue	$123,506	100%	$115,762	100%	7%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2025		2024		2025		2024
Gross Profit Reconciliation	Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Blend Platform
GAAP Software platform	$24,051	79%	$21,673	78%	$89,055	78%	$83,807	78%
Stock-based compensation(1)	6		3		8		13
Amortization of capitalized internal-use software(8)	1,143		249		3,133		491
Non-GAAP Software platform	25,200	83%	21,925	79%	92,196	81%	84,311	79%

GAAP Professional services	433	21%	665	27%	2,033	22%	(586)	(7)%
Stock-based compensation(1)	128		141		535		497
Amortization of capitalized internal-use software(8)	—		—		—		—
Non-GAAP Professional services	561	27%	806	32%	2,568	28%	(89)	(1)%

GAAP Gross Profit	24,484	76%	22,338	74%	91,088	74%	83,221	72%
Stock-based compensation(1)	134		144		543		510
Amortization of capitalized internal-use software(8)	1,143		249		3,133		491
Non-GAAP Gross Profit	$25,761	80%	$22,731	75%	$94,764	77%	$84,222	73%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP operating expenses	$28,114	$25,610	$112,902	$132,066
Non-GAAP adjustments:
Stock-based compensation(1)	7,344	5,906	28,412	27,431
Workforce reduction costs(2)	31	95	871	5,882
Abandoned and terminated facilities costs(3)	(104)	537	1,667	537
Compensation realignment costs(4)	—	—	—	1,155
Executive transition costs(9)	472	—	743	—
Litigation contingencies and related professional services costs(5)	15	—	874	53
Transaction-related costs(6)	21	—	490	—
Impairment of capitalized internal-use software(7)	—	—	135	—
Non-GAAP operating expenses	$20,335	$19,072	$79,710	$97,008

GAAP loss from operations	$(3,630)	$(3,272)	$(21,814)	$(48,845)
Non-GAAP adjustments:
Stock-based compensation(1)	7,478	6,050	28,955	27,941
Workforce reduction costs(2)	31	95	871	5,882
Abandoned and terminated facilities costs(3)	(104)	537	1,667	537
Compensation realignment costs(4)	—	—	—	1,155
Executive transition costs(9)	472	—	743	—
Litigation contingencies and related professional services costs(5)	15	—	874	53
Transaction-related costs(6)	21	—	490	—
Impairment of capitalized internal-use software(7)	—	—	135	—
Amortization of capitalized internal-use software(8)	1,143	249	3,133	491
Non-GAAP income (loss) from operations	$5,426	$3,659	$15,054	$(12,786)
GAAP operating margin	(11)%	(11)%	(18)%	(42)%
Non-GAAP operating margin	17%	12%	12%	(11)%

GAAP net loss from continuing operations	$(2,404)	$(2,221)	$(1,206)	$(42,760)
Non-GAAP adjustments:
Stock-based compensation(1)	7,478	6,050	28,955	27,941
Loss on extinguishment of debt(13)	—	—	—	5,531
Workforce reduction costs(2)	31	95	871	5,882
Abandoned and terminated facilities costs(3)	(104)	537	1,667	537
Compensation realignment costs(4)	—	—	—	1,155
Executive transition costs(9)	472	—	743	—
Litigation contingencies and related professional services costs(5)	15	—	874	53
Transaction-related costs(6)	21	—	490	—
Impairment of capitalized internal-use software(7)	—	—	135	—
Amortization of capitalized internal-use software(8)	1,143	249	3,133	491
Gain on investment in equity securities(10)	—	—	(16,580)	(4,417)
Foreign currency gains and losses(11)	81	97	283	116
Loss on transfer of subsidiary(12)	—	—	—	601
Gain on sale of insurance business(14)	—	—	—	(9,239)
Non-GAAP net income (loss) from continuing operations	$6,733	$4,807	$19,365	$(14,109)

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP diluted net loss per share from continuing operations attributable to common stockholders	$(0.03)	$(0.03)	$(0.07)	$(0.21)
Per share impact of non-GAAP expenses(15)	0.03	0.03	0.08	0.11
Non-GAAP diluted income (loss) per share from continuing operations attributable to common stockholders	$0.00	$0.00	$0.01	$(0.10)
GAAP diluted weighted average shares used in calculating net loss per share	258,121	256,735	258,949	253,921
Non-GAAP diluted weighted average shares used in calculating net income (loss) per share	265,369	272,200	266,351	253,921

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities - continuing operations	$2,896	$(3,177)	$14,398	$(8,200)
Additions to property, equipment and internal-use software development costs	(1,559)	(2,497)	(11,593)	(9,741)
Free cash flow	1,337	(5,674)	2,805	(17,941)
Cash paid for interest	—	—	—	6,150
Unlevered free cash flow	$1,337	$(5,674)	$2,805	$(11,791)

Revenue	$32,368	$30,122	$123,506	$115,762
Free cash flow margin	4%	(19)%	2%	(15)%

Notes:
(1) Stock-based compensation represents the non-cash grant date fair value of stock-based instruments utilized to incentivize our employees, for which the expense is recognized over the applicable vesting or performance period.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Stock-based compensation by function:	2025	2024	2025	2024
Cost of revenue	$134	$144	$543	$510
Research and development *	1,673	1,782	6,292	9,870
Sales and marketing	827	831	2,864	3,546
General and administrative	4,844	3,293	19,256	14,015
Total	$7,478	$6,050	$28,955	$27,941

* Net of $0.2 million and $3.2 million of additions to capitalized internal-use software for three and twelve months ended December 31, 2025 and $1.6 million and $2.5 million for the three and twelve months ended December 31, 2024.

(2) Workforce reduction costs represent expenses incurred in connection with the workforce restructuring actions executed as part of our broader efforts to improve cost efficiency.
(3) Abandoned and terminated facilities costs represent charges related to the early termination of a leased facility and abandonment of another leased facility as part of our broader efforts to better align our operating structure with our business activities.
(4) Compensation realignment costs relate to amortization of one-time cash bonus payment (paid in two installments in March and May 2023) to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program.

(5) Litigation contingencies and related professional services costs represent reserves for legal settlements and related professional service fees that are unusual or infrequent costs associated with our operating activities.

(6) Transaction-related costs include non-recurring financial advisory, legal, and other transactional costs incurred in connection with investing or divesting activities recorded within general and administrative expense.

(7) Impairment of capitalized internal-use software represents the non-cash expense related to the write-off of certain internal-use software projects.
(8) Amortization of capitalized internal-use software represents the non-cash amortization expense related to our developed technology that is amortized over the estimated useful life.
(9) Executive transition costs relate to the departure of one of our executives.
(10) Gain on investment in equity securities represents an adjustment to the carrying value of the non-marketable security without a readily determinable fair value to reflect observable price changes.

(11) Foreign currency gains and losses include transaction gains and losses incurred in connection with our operations in India.
(12) Loss on transfer of subsidiary represents a loss recognized in connection with the transfer of our subsidiary in India to a third-party and includes impairment charges related to certain assets transferred as part of the agreement, costs incurred to settle certain liabilities arising from the agreement, and one-time legal costs incurred to facilitate the transaction.
(13) Loss on extinguishment of debt represents a write off of unamortized debt issuance costs and debt discounts related to the extinguishment of our term loan.
(14) Gain on sale of insurance business represents the gain recognized in connection with the sale of certain assets of our insurance agency, partially offset by transaction costs.
(15) Per share impact of non-GAAP expenses represents the per share impact of aggregated non-GAAP items included in (1) through (14).

Contacts:

Investor Relations
ir@blend.com

Media
press@blend.com